Exhibit 99.1

Genius Brands international Announces $6.4 MIllion Registered Direct Offering

BEVERLY HILLS, CA– October 3, 2017 Genius Brands International, Inc. (NASDAQ: GNUS) announced today that it has entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale of approximately 1.6 million shares of its common stock at a purchase price of $3.90 per share in a registered direct offering, resulting in total gross proceeds of approximately $6.4 million. The Company also agreed to issue unregistered 5 year warrants to the investors in a concurrent private placement to purchase an equivalent number of shares of common stock at an exercise price of $3.90 per share. The Company has agreed to register the resale of the common shares underlying the warrants on a Form S-1 registration statement. If the warrants are exercised for cash in full, the Company would receive gross proceeds of an additional $6.4 million.

The offering is expected to close on or about October 5, 2017, subject to customary closing conditions. The net proceeds of the financing will be used for general corporate purposes, including working capital as well as marketing funds promoting the recently announced Kid Genius Cartoons Plus! Channel offered on Amazon Prime, the Rainbow Rangers series premiering on Nickelodeon, and the Llama Llama series launching on Netflix.

Chardan acted as the lead placement agent, and Westpark Capital, Inc. acted as the co-placement agent for this transaction.

The shares of common stock described above are being offered by the Company through a prospectus supplement pursuant to the Company’s shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein (Registration No. 333-214805). A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting Chardan Capital Markets, LLC, 150 East 58th Street, 28th Floor, New York, NY 10155, at (646) 465-9028, or the Securities and Exchange Commission's website at http://www.sec.gov.

About Genius Brands International

Headquartered in Beverly Hills, California, Genius Brands International, Inc. (GNUS) is a leading global media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media distribution and retail channels. Led by award-winning creators and producers, Genius Brands distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. In the children's media sector, its portfolio of “content with a purpose” includes new preschool properties Rainbow Rangers for Nick Jr. and Llama Llama for Netflix; tween music-driven, YouTube brand SpacePOP; award-winning toddler brand Baby Genius; adventure comedy series Thomas Edison's Secret Lab, and Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also co-producing an all-new adult animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter. Genius Brands’ Kid Genius Cartoon Channel is currently available in approximately 60 million households via Comcast and OTT platforms and Kid Genius Cartoons Plus!, which is now available to Amazon Prime subscribers. For additional information please visit www.gnusbrands.com.

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the heading "Risk Factors," and other filings with the Securities and Exchange Commission (the "SEC"), not limited to risk factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations

Michael J. Porter, President

Porter, LeVay & Rose
(212) 564-7000

mike@plrinvest.com

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